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                                                                    Exhibit 23.1

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated February 13, 1998 (except Note 12, as to which the date is ____________), in the Registration Statement (Form S-1 No._______) and related Prospectus of Global Imaging Systems, Inc. for the registration of ___________ shares of its common stock.

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.


                                                    /s/ Ernst & Young LLP

Tampa, FL
March 16, 1998